QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8 (File No. 33-273236), Form S-8 (File No. 33-90014), Form S-8 (File No. 333-21599), Form S-8 (File No. 333-43433), Form S-3 (File No. 333-48875) and Form S-8 (File No. 333-64644).

/s/ ARTHUR ANDERSEN LLP Arthur Andersen LLP

Los Angeles, California March 27, 2002

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS